UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

OMNI HEALTH, INC.

(Exact name of registrant as specified in charter)

Nevada	333-195397	46-4597341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5966 W 16th Avenue, Hialeah, FL	33012
(Address of principal executive offices)	(Zip Code)

305-558-8551

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", "us", "our", the "Company" refer to Omni Health, Inc., a Nevada corporation.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On January 18, 2017, Michael Hawkins resigned from his position as Chief Executive Officer. The resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On January 18, 2017, the Board appointed Andrey Soloviev, effective immediately, as Chief Executive Officer of the Company.

Mr. Soloviev is a performance driven seasoned Health Care Executive and Entrepreneur. Having earned his Bachelor of Science degree in 2001 from Touro University in New York, Andrey has more than 15 years of notable success executing strategic healthcare projects. He is an exceptional leader and expert in management of health services operations, planning, execution, and regulatory compliance. In 2008 he became the CEO of Malecon Pharmacy, a wholly owned subsidiary of OMHE. Mr. Soloviev, was instrumental in the expansion of services converting Malecon Pharmacy into a Specialty Pharmacy Service Company. He has expanded the scope of the anti-aging specialty business from regional operations to a large international enterprise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI HEALTH, INC

Date: January 18, 2017

By: /s/ Andrey Soloviev

Andrey Soloviev,

Chief Executive Officer

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